Exhibit 10.3
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

No. ___	$
Date: October 11, 2006
PROLINK HOLDINGS CORP.
SENIOR SECURED NOTE DUE
April 11, 2007
     THIS NOTE is one of a series of duly authorized and issued Notes of ProLink Holdings Corp., a Delaware corporation (the “Company”), designated as its Senior Secured Notes due April 11, 2007, in the aggregate principal amount of $4,500,000 (the “Notes”).
     FOR VALUE RECEIVED, the Company promises to pay to the order of ___or its registered assigns (the “Holder”), the principal sum of ___Dollars ($___) on April 11, 2007 (the “Maturity Date”), or such earlier date as the Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the then outstanding principal amount of this Note in accordance with the provisions hereof. The principal amount of this Note may be increased as set forth in Section 2(c) below. Notwithstanding the foregoing, the Company hereby unconditionally promises to pay to the order of the Holder interest on any principal or interest payable hereunder that shall not be paid in full when due, whether at the time of any stated interest payment date or maturity or by prepayment, acceleration or declaration or otherwise, for the period from and including the due date of such payment to but excluding the date the same is paid in full, at a rate of 18% per annum (but in no event in excess of the maximum rate permitted under applicable law).
     Interest payable under this Note shall be computed on the basis of a year of 365 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which interest is payable.
     Payments of principal and interest shall be made in lawful money of the United States of America to the Holder at its address as provided in Section 8 or by wire transfer to such account specified from time to time by the Holder hereof for such purpose as provided in Section 8.
     1. Definitions. In addition to the terms defined elsewhere in this Note, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Securities Purchase Agreement, dated as of October 10, 2006, among the Company and the Purchasers identified therein (the “Purchase Agreement”), and (b) the following terms have the meanings indicated:
     “Equity Conditions” means, with respect to a specified issuance of Common Stock, that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) such shares of Common Stock are registered for resale by the Holder and may be sold by the Holder pursuant to an effective Registration Statement covering the Underlying Shares or all such shares may be sold without volume restrictions pursuant to Rule 144(k) under the Securities Act; (iii) the Common Stock is listed or quoted (and is not suspended from trading) on an Eligible Market and such shares of Common Stock are approved for listing upon issuance; (iv) such issuance would be permitted in full without violating Section 11 of the Warrants or the rules or regulations of any Trading Market; (v) no Bankruptcy Event has occurred; (vi) no Event of Default has occurred; (vii) no public announcement of a pending or proposed Change of Control transaction has occurred that has not been consummated, and (viii) the average trading volume for the Company’s Common Stock on its Trading Market for each of the preceding 10 Trading Days is no less than 50,000 shares.
     “Event Equity Value” means 115% of the arithmetic average of the VWAP for each of the five Trading Days preceding the date of delivery of the notice requiring payment of the Event Equity Value, provided that if the Company does not make such required payment (together with any other payments, expenses and liquidated damages then due and payable under the Transaction Documents) when due or, in the event the Company disputes in good faith the occurrence of the Triggering Event pursuant to which such notice relates, does not instead deposit such required payment (together with such other payments, expenses and liquidated damages then due) in escrow with an independent third-party escrow agent within five Trading Days of the date such required payment is due, then the Event Equity Value shall be 115% of the greater of (a) the arithmetic average of the VWAP for each of the five Trading Days preceding the date of delivery of the notice requiring payment of the Event Equity Value and (b) the arithmetic average of the VWAP for each of the five Trading Days preceding the date on which such required payment (together with such other payments, expenses and liquidated damages) is paid in full.
     “Interest Rate” has the meaning set forth in Section 2(a) herein.
     “Original Issue Date” means the date of the first issuance of any Notes, regardless of the number of transfers of any particular Note.
     “Triggering Event” means any of the following events: (a) the Company fails for any reason to deliver a certificate evidencing any Securities to a Purchaser within five Trading Days after delivery of such certificate is required pursuant to any Transaction Document or the exercise rights of the Holders pursuant to any Transaction Document are otherwise suspended for any reason; (b) the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of

Common Stock available to issue Underlying Shares upon any exercise of the Note; (c) at any time after the Closing Date, any Common Stock issuable pursuant to the Transaction Documents is not listed on an Eligible Market; (d) the Company effects or publicly announces its intention to effect any exchange, recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the Common Stock; (e) the effectiveness of the Registration Statement lapses for any reason or the Holder shall not be permitted to resell any Underlying Shares under the Registration Statement, in either case, for seven or more consecutive Trading Days or 25 days in aggregate in any 12 month period to the extent such blackout is to amend the Registration Statement to comply with Securities Laws); (f) the Company fails to make any cash payment required under the Transaction Documents and such failure is not cured within 5 days after notice of such default is first given to the Company by a Purchaser; (g) an occurrence of a Change of Control; (h) a breach of any covenant contained herein or in any other Transaction Document, (i) an event of default under the Senior Debt, or (j) the Company breaches any representation or warranty or defaults in the timely performance of any other obligation under the Transaction Documents and such breach or default continues uncured for a period of 20 days after the date on which notice of such breach or default is first given to the Company by a Purchaser (it being understood that no prior notice need be given in the case of a breach or default that cannot reasonably be cured within 20 days).
     2. Principal and Interest.
          (a) The Company shall pay interest to the Holder on the aggregate and then outstanding principal amount of this Note at a rate equal to 12% per annum (the “Interest Rate”). Interest shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and on the Maturity Date, except if such date is not a Trading Day, in which case such interest shall be payable on the next succeeding Trading Day (each, an “Interest Payment Date”). The first Interest Payment Date shall be December 31, 2006. The amount of interest paid on each Interest Payment Date shall be referred to as the “Interest Payment Amount”).
          (b) Subject to the conditions and limitations set forth below, the Company may pay interest on this Note in (i) cash or (ii) shares of Common Stock. The Company must deliver written notice to the Holder indicating the manner in which it intends to pay interest at least 20 Trading Days prior to each Interest Payment Date (a “Interest Payment Notice”), but the Company may indicate in any such notice that the election contained therein shall continue for subsequent Interest Payment Dates until revised. Failure to timely provide such written notice shall be deemed an election by the Company to pay the amount of any interest in cash.
          (c) Notwithstanding the foregoing, the Company may not pay interest by issuing shares of Common Stock unless (i) all of the Equity Conditions are then satisfied with respect to all shares of Common Stock then issuable upon exercise of all outstanding Warrants, and (ii) as to such Interest Payment Date, prior to or on the date of the Interest Payment Notice or if any Interest Payment Notice indicates that such election contained therein shall continue for subsequent Interest Payment Dates, prior to or on the 20th Trading Day prior to such Interest

Payment Date (in each case, a “Share Delivery Date”), as the case may be, the Company shall have delivered to the Holder’s account with The Depository Trust Company (“DTC”) (or by physical certificate if the Holder does not have an account with the DTC) a number of shares of Common Stock (the “Conversion Shares”) to be applied against such Interest Payment Amount, equal to the quotient of (x) the applicable Interest Payment Amount divided by 90% of the arithmetic average of the VWAP for each of the 20 Trading Days ending immediately prior to the 23rd Trading Day that is immediately prior to the applicable Interest Payment Date (subject to adjustment for any stock dividend, stock split, stock combination or other similar event affecting the Common Stock during such 20 Trading Day period).
Within 3 Trading Days of each Interest Payment Date, the Company shall pay to the Holder additional shares of Common Stock required to meet its obligations under Section 2(d) below (to the extent the previously delivered Conversion Shares were not sufficient), or credit against future interest payments to be made on subsequent Interest Payment Dates or Share Delivery Dates, as the case may be, the excess of the Conversion Shares delivered to the Holders pursuant to this Section 2(c) over the amount of shares of Common Stock due under Section 2(d). If the Company is required to pay interest in cash on any Interest Payment Date but fails to do so, the Holder may (but shall not be required to) treat such interest as if it had been added to the principal amount of this Note as of such Interest Payment Date or accept any number of shares of Common Stock in lieu of such interest payment.
          (d) In the event that the Company elects to pay interest on any Interest Payment Date in shares of Common Stock, the number of shares of Common Stock to be issued to each Holder as such interest shall be (i) determined by dividing the aggregate amount of interest then payable to such Holder by the Market Price (as defined below) as of the applicable Interest Payment Date, and rounding up to the nearest whole share, and (ii) paid to such Holder in accordance with Section 2(e) below, taking into account the Conversion Shares delivered pursuant to Section 2(c). The term “Market Price” shall mean 90% of the arithmetic average of the VWAP for each of the 20 Trading Days ending immediately prior to the applicable Interest Payment Date (not including such date).
          (e) In the event that any interest is paid in Common Stock, the Company shall within three Trading Days of such Interest Payment Date or on or before the Share Delivery Date (i) issue and deliver to such Holder a certificate, free of restrictive legends, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or (ii) at all times after the Holder has notified the Company that this clause (ii) shall apply, credit the number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with the DTC through its Deposit Withdrawal Agent Commission System.
          (f) The outstanding principal amount of the Note, plus accrued and unpaid interest shall be paid on the Maturity Date. The Note may not be prepaid in whole or part absent written consent from the Holder.
     3. Ranking and Covenants.

     (a) Except for the Senior Debt and as set forth in Schedule 3.1(dd) or as otherwise permitted in Section 4.10 of the Purchase Agreement (the “Existing Indebtedness”), no indebtedness of the Company is senior to, or pari passu with, this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Other than the Existing Indebtedness and any renewal, refinancing or replacement thereof that does not exceed the aggregate amount of the Existing Indebtedness and the borrowing availability under the related credit or loan agreements on the date hereof, the Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, that is senior or pari passu in any respect to the Company’s obligations under the Notes, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which will be senior only as to the underlying assets covered thereby) and indebtedness under capital lease obligations (which will be senior only as to the assets covered thereby); and the Company will not, and will not permit any subsidiary to, directly or indirectly, incur any Lien on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, that is senior or pari passu in any respect to the Company’s obligations under the Notes, whether with respect to interest or upon liquidation or dissolution, or otherwise; provided, however, that the Company may incur any such indebtedness if the proceeds received in respect thereof are used for repayment of the Notes in full.
     (b) So long as any Notes are outstanding, neither the Company nor any Subsidiary shall, directly or indirectly, (i) redeem, purchase or otherwise acquire any capital stock or set aside any monies for such a redemption, purchase or other acquisition or (ii) issue any Common Stock Equivalents with an effective price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a “Floating Price Security).
     (c) The Company covenants that it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required under the Transaction Documents, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder. The Company covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized and issued and fully paid and nonassessable.
     (d) If any time following the Original Issue Date, the Company or any Subsidiary of the Company offers to issue or issues to any Person any security of the Company or any Subsidiary of the Company, then the Company shall offer to each Holder the right to exchange all or a portion of the Notes then held by such Holder, plus accrued but unpaid interest for such security. Such offer shall be made at the same time and in the same manner as if such offer is being made to any other potential purchaser of such security. Each Holder shall have 10 Trading Days to review the offer and determine whether it wants to exchange all or any portion of the Notes for such new security.
     4. Registration of Notes. The Company shall register the Notes upon records to be maintained by the Company for that purpose (the “Note Register”) in the name of each record holder thereof from time to time. The Company may deem and treat the registered Holder of this

Note as the absolute owner hereof for the purpose of any payment of interest or principal hereon, and for all other purposes, absent actual notice to the contrary.
     5. Registration of Transfers and Exchanges. The Company shall register the transfer of any portion of this Note in the Note Register upon surrender of this Note to the Company at its address for notice set forth herein; provided, however that any such transfer shall be conditioned upon the Company’s receipt of (A) a certificate that such transferee is an “accredited investor” under the Securities Act, and (B) a form of joinder or other agreement as required in connection with the Senior Debt in order to subordinate the lien of Holder. Upon any such registration or transfer, a new Note, in substantially the form of this Note (any such new Note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge or other fee will be imposed in connection with any such registration of transfer or exchange.
     6. Events of Default.
     (a) “Event of Default” means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):
          (i) any default in the payment (free of any claim of subordination) of principal, interest or liquidated damages in respect of any Notes, as and when the same becomes due and payable (whether on a date specified for the payment of interest or the date on which the obligations under the Note mature or by acceleration, redemption, prepayment or otherwise);
          (ii) the Company or any Subsidiary defaults in any of its obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any Subsidiary in an amount exceeding $1,000,000, whether such indebtedness now exists or is hereafter created, and such default results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;
          (iii) the occurrence of a Triggering Event; or
          (iv) the occurrence of a Bankruptcy Event.
     (b) At any time or times following the occurrence of an Event of Default, the Holder shall have the option to elect, by notice to the Company (an “Event Notice”), to require the Company to repurchase all or any portion of (i) the outstanding principal amount of this Note, at a repurchase price equal to 115% of such outstanding principal amount, plus all accrued but unpaid interest thereon through the date of payment. The aggregate amount payable pursuant to the preceding sentence is referred to as the “Event Price.” The Company shall pay the Event Price to the Holder no later than the tenth Trading Day following the date of delivery of the Event Notice, and upon receipt thereof the Holder shall deliver this Note and certificates evidencing any Underlying Shares so repurchased to the Company (to the extent such certificates have been delivered to the Holder). The Company shall pay the Holder the cost of enforcing any of its remedies under this Note, as incurred, including reasonable attorney’s fees.
     (c) Upon the occurrence of an Event of Default, the Holder shall have the right, upon 2 Trading Days notice, to review and inspect the books and records of the Company.
     (d) Upon the occurrence of any Bankruptcy Event, all amounts pursuant to Section 6(b) shall immediately become due and payable in full in cash, without any further action by the Holder.
     (e) In connection with any Event of Default, the Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereto.
     7. Charges, Taxes and Expenses. Issuance of this Note shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Underlying Shares or Notes in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Note or receiving Underlying Shares in respect hereof.
     8. Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 8 prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 8 on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 410 S. Benson Lane, Chandler, Arizona 85224, facsimile: (480) 785-7446, attention General Counsel, or (ii) if to the Holder, to the address or facsimile number appearing on the Company’s Noteholder records or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 8.

     9. Security. This Note is secured to the extent and in the manner set forth in the Security Agreement.
     10. Miscellaneous.
     (a) This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company shall not be permitted to assign this Note.
     (b)Subject to Section 10(a), nothing in this Note shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Note.
     (c) Governing Law; Venue; Waiver Of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the transaction documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. the company hereby waives all rights to a trial by jury.
     (d) The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.
     (e) In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.
     (f) In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Note to a price shall be amended to appropriately account for such event.

     (g) No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, or, in the case of a waiver, by the Holder. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
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     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

PROLINK HOLDINGS CORP.

By
Name: Michael Browne
Title: Chief Financial Officer

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